WELLS FARGO FUNDS TRUST

DISTRIBUTION PLAN

WHEREAS, Wells Fargo Funds Trust (“Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to adopt a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act on behalf of the classes of shares of each Fund listed in Appendix A as it may be amended from time to time (each, a “Fund” and, collectively, the “Funds”) and the Board of Trustees, including a majority of the Qualified Trustees (as defined below), has determined that there is a reasonable likelihood that adoption of the Plan will benefit each class of each Fund listed in Appendix A and its shareholders;

NOW THEREFORE, each Fund hereby adopts the Plan on behalf of each class of each Fund listed in Appendix A, in accordance with Rule 12b-1 under the 1940 Act, on the following terms and conditions:

Section 1. The Trust, on behalf of each class of each Fund listed in Appendix A, may pay to the principal underwriter of the Funds (the “Distributor”), as compensation for services or other activities that are primarily intended to result in the sale of shares, or reimbursement for expenses incurred in connection with services or other activities that are primarily intended to result in the sale of shares, a monthly amount that is no higher than the annual rates as set forth on Appendix A. Subject to such maximum annual rates, the actual amount payable to the Distributor shall be determined from time to time by mutual agreement between the Trust and the Distributor. The Trust, on behalf of each Fund, may execute and deliver written agreements based substantially on the form attached hereto as Appendix B or on any other form duly approved by the Board (the “Distribution Agreement”) with the Distributor to provide or engage other entities to provide certain distribution-related services. The Distributor may execute and deliver written, third-party agreements with one or more broker-dealers based substantially on the form duly approved by the Board, attached hereto as Appendix C, (the “Dealer Agreement”) under which such broker-dealers may receive compensation for distribution-related services from the Distributor, including, but not limited to, commissions or other payments to such agents based on the average daily net assets of Fund shares attributable to them. The Distributor may retain any portion of the amount payable hereunder to compensate it for distribution-related services provided by it or to reimburse it for other distribution-related expenses. The Distributor also may enter into such agreements based on such additional forms of agreements as it deems appropriate, provided that the Distributor determines that the Trust’s and the Funds’ responsibility or liability to any person on account of any acts or statements of any such broker-dealer under any such third-party agreement do not exceed their responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such third-party agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees. In addition, any agreement related to the Plan shall provide:

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A.	That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of such class of such Fund, on not more than 60 days’ written notice to any other party to the agreement; and

B.	That such agreement shall terminate automatically in the event of its assignment.

Section 2. The Plan shall be effective with respect to each class of a Fund listed on Appendix A, (or each class of a Fund added to Appendix A from time to time): (a) on the date upon which it is approved for such class (i) by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan for such class, and (ii) by at least a majority of the outstanding voting securities of the class or Fund, if required; or (b) on the date the class commences operations, if such date is later.

Section 3. Unless earlier terminated, the Plan shall continue in effect for a period of one year from its respective effective date and shall continue thereafter for successive annual periods, provided that such Plan is reapproved at least annually by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such reapproval.

Section 4. So long as the Plan is in effect, the Trust shall provide, or shall cause the Distributor to provide, to the Trust’s Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust under the Plan and each related agreement and the purposes for which such expenditures were made.

Section 5. The Plan may not be amended to increase materially the amount that may be expended by a class of a Fund pursuant to the Plan without the approval by a vote of a majority of the outstanding voting securities of such class of such Fund, and no material amendment to the Plan shall be made unless approved by vote of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

Section 6. The Plan may be terminated with respect to any class at any time by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the class.

Section 7. While the Plan is in effect, the selection and nomination of each Trustee who is not an interested person of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

Section 8. To the extent any payments made by the Fund pursuant to a Shareholder Servicing Plan and Servicing Agreement are deemed to be payments for the financing of any activity primarily intended to result in the sale of shares within the context of Rule 12b-1 under the 1940 Act, such payments shall be deemed to have been approved pursuant to the Plan. Notwithstanding anything herein to the contrary, no Fund or class of shares shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

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Section 9. The Trust shall preserve copies of the Plan, each related agreement and each written report presented to the Trust’s Board of Trustees pursuant to Section 1 hereof, for a period of not less than six years from the date of the Plan, agreement or report, as the case may be, the first two years in an easily accessible place.

Section 10. The provisions of the Plan are severable for each class of each Fund listed in Appendix A, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each such class affected.

Section 11. As used in the Plan, (a) the terms “assignment”, “interested person” and “vote of a majority of the outstanding voting securities” shall have the respective meanings given them in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term “Qualified Trustees” shall mean the Trustees of the Trust who (i) are not “interested persons” of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan. The agreement(s) between the Trust and its Distributor shall be considered to be agreements related to the Plan. The agreement(s) between the Distributor and any selling agents shall not be considered to be agreements related to the Plan.

Section 12. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Amended: May 28, 2020

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APPENDIX A

DISTRIBUTION PLAN

WELLS FARGO FUNDS TRUST

Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
Absolute Return Fund Class C Class R	0.75 0.25
Adjustable Rate Government Fund Class C	0.75
Asset Allocation Fund Class C Class R	0.75 0.25
C&B Large Cap Value Fund Class C	0.75
C&B Mid Cap Value Fund Class C	0.75
California Limited-Term Tax-Free Fund Class C	0.75
California Tax-Free Fund Class C	0.75
Classic Value Fund Class C Class R	0.75 0.25
Common Stock Fund Class C	0.75
Core Bond Fund Class C Class R	0.75 0.25
Core Plus Bond Fund Class C	0.75
Disciplined U.S. Core Fund Class C Class R	0.75 0.25
Discovery Fund Class C	0.75
Diversified Capital Builder Fund Class C	0.75
Diversified Equity Fund Class C	0.75
Diversified Income Builder Fund Class C	0.75
Diversified International Fund[1] Class C	0.75

[1]	On November 20, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the Diversified International Fund into the International Equity Fund, effective on or about March 26, 2021.
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Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
Dynamic Target Today Fund Class C	0.75
Dynamic Target 2015 Fund Class C	0.75
Dynamic Target 2020 Fund Class C	0.75
Dynamic Target 2025 Fund Class C	0.75
Dynamic Target 2030 Fund Class C	0.75
Dynamic Target 2035 Fund Class C	0.75
Dynamic Target 2040 Fund Class C	0.75
Dynamic Target 2045 Fund Class C	0.75
Dynamic Target 2050 Fund Class C	0.75
Dynamic Target 2055 Fund Class C	0.75
Dynamic Target 2060 Fund Class C	0.75
Emerging Growth Fund Class C	0.75
Emerging Markets Equity Fund Class C	0.75
Emerging Markets Equity Income Fund Class C Class R	0.75 0.25
Endeavor Select Fund Class C	0.75
Enterprise Fund Class C	0.75
Fundamental Small Cap Growth Fund Class C	0.75
Global Small Cap Fund Class C	0.75
Government Money Market Fund Sweep Class	0.10
Government Securities Fund Class C	0.75
Growth Balanced Fund Class C	0.75
Growth Fund Class C	0.75
High Yield Bond Fund Class C	0.75
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Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
High Yield Municipal Bond Fund Class C	0.75
Income Plus Fund Class C	0.75
Index Asset Allocation Fund Class C	0.75
Index Fund Class C	0.75
Intermediate Tax/AMT-Free Fund Class C	0.75
International Bond Fund Class C	0.75
International Equity Fund Class C Class R	0.75 0.25
International Value Fund[2] Class C	0.75
Intrinsic Small Cap Value Fund[3] Class C	0.75
Intrinsic World Equity Fund Class C	0.75
Large Cap Core Fund Class C Class R	0.75 0.25
Large Cap Growth Fund Class C Class R	0.75 0.25
Large Company Value Fund Class C	0.75
Low Volatility U.S. Equity Fund Class C	0.75
Minnesota Tax-Free Fund Class C	0.75
Moderate Balanced Fund Class C	0.75
Money Market Fund Class C	0.75
Municipal Bond Fund Class C	0.75
Municipal Sustainability Fund Class C	0.75

[2]	On November 20, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the International Value Fund into the International Equity Fund. Pending shareholder approval, the merger will occur on or about March 26, 2021.
[3]	On November 20, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the name change of the Intrinsic Small Cap Value Fund to the Small Cap Fund, effective on or about February 15, 2021.
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Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
Omega Growth Fund Class C Class R	0.75 0.25
Opportunity Fund Class C	0.75
Pennsylvania Tax-Free Fund Class C	0.75
Precious Metals Fund Class C	0.75
Premier Large Company Growth Fund Class C	0.75
Real Return Fund Class C	0.75
Short Duration Government Bond Fund Class C	0.75
Short-Term Bond Plus Fund Class C	0.75
Short-Term High Yield Bond Fund Class C	0.75
Short-Term Municipal Bond Fund Class C	0.75
Small Company Growth Fund Class C	0.75
Small Company Value Fund Class C	0.75
Specialized Technology Fund Class C	0.75
Special Mid Cap Value Fund Class C Class R	0.75 0.25
Special Small Cap Value Fund Class C Class R	0.75 0.25
Spectrum Income Allocation Fund Class C	0.75
Spectrum Aggressive Growth Fund Class C	0.75
Spectrum Growth Fund Class C	0.75
Spectrum Moderate Growth Fund Class C	0.75
Spectrum Conservative Growth Fund Class C	0.75
Strategic Municipal Bond Fund Class C	0.75
Target Today Fund Class C Class R	0.75 0.25
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Funds Trust Funds and Share Classes	Maximum Rule 12b-1 Fee
Target 2010 Fund Class C Class R	0.75 0.25
Target 2015 Fund Class R	0.25
Target 2020 Fund Class C Class R	0.75 0.25
Target 2025 Fund Class R	0.25
Target 2030 Fund Class C Class R	0.75 0.25
Target 2035 Fund Class R	0.25
Target 2040 Fund Class C Class R	0.75 0.25
Target 2045 Fund Class R	0.25
Target 2050 Fund Class C Class R	0.75 0.25
Target 2055 Fund Class R	0.25
Target 2060 Fund Class C Class R	0.75 0.25
Ultra Short-Term Income Fund Class C	0.75
Ultra Short-Term Municipal Income Fund Class C	0.75
Utility and Telecommunications Fund Class C	0.75
Wisconsin Tax-Free Fund Class C	0.75
100% Treasury Money Market Fund Sweep Class	0.10

Appendix A amended: December 1, 2020

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